Exhibit 99.2

LOOP MEDIA Appoints New Chief Financial Officer

Glendale, CA – October 5, 2021 - Loop Media, Inc. (“Loop Media” or the Company) (OTC: LPTV), a leading multichannel streaming platform that provides curated music video and branded entertainment channels for businesses and consumers, announced today the appointment of Neil Watanabe as the Company’s Chief Financial Officer, to be effective September 30, 2021, in conjunction with Jim Cerna’s appointment to Head of Strategy, supporting several of the Company’s key strategic initiatives.

Prior to joining Loop, Mr. Watanabe was most recently Principal of Watanabe Associates where he provided senior financial and accounting leadership to various companies, including Value Village Inc. (d.b.a. “Savers”) and High Times Holding Corp. From 2015 to 2019 Mr. Watanabe was Chief Financial Officer of CarParts.com, Inc., (NASDAQ), a publicly traded American online retailer of automotive parts and accessories for cars, vans, trucks, and sport utility vehicles, which reported over $440 million in net sales in its fiscal year ended January 2021. Mr. Watanabe also spent three years as PetSmart Inc.’s (NASDAQ) Chief Financial Officer, a company with over $2 billion in net sales during his tenure as CFO. Mr. Watanabe also worked in various financial and operational leadership roles at National Stores, Inc., Anna’s Linens, Shoe Pavilion (previously listed while Mr. Watanabe was there, NASDAQ), and Mac Frugal’ s Bargains – Closeouts Inc. (d.b.a. “Pic N’ Sav”), (previously listed, while Mr. Watanabe was there, NYSE). Mr. Watanabe is currently a Board member of the National Corvette Museum and Reality Venture International and received his CPA certification in the State of Illinois.

“After an extensive search, I am thrilled to announce that Neil will be joining Loop Media, Inc. With over 25 years providing financial leadership for publicly listed companies, Neil brings a wealth of knowledge and experience to Loop,” said Jon Niermann, the Company’s Chief Executive Officer and Co-Founder. “In addition to his significant background in finance and accounting, Neil’s expertise in working with and for Nasdaq and NYSE listed companies was also a critical factor to us in filling this role as we continue to explore ways to unlock additional shareholder value and increase our visibility amongst investors in the public market. Neil’s impressive background and leadership experience make him especially well-suited to succeed Jim, who has played an integral role here at Loop.”

“My deepest appreciation goes out to Jim, whose expertise successfully led us through an important growth phase of the Company in 2020 and into 2021, among many other contributions,” Niermann continued. “On behalf of the Board and the entire Loop team, I want to thank Jim for his nearly two years as CFO of Loop and for his agreement to remain with the Company for a transition period with Neil and to assist with certain potential strategic initiatives.”

“I could not be happier to be joining Loop at such an exciting time,” stated incoming CFO Neil Watanabe. “Loop is not only growth oriented but is looking to expand its investor reach and seeking to lead the industry through delivering highly curated digital video to out of home venues and to consumers in their home on smart TVs and on their mobile devices. I’m eager to help accelerate Loop’s momentum, help lead current initiatives ,create value for shareholders and build upon Loop’s strong business fundamentals,”

About Loop Media

Loop Media, Inc. (“Loop Media” or “Loop”) (OTC: LPTV) is a leading multichannel streaming platform that provides curated music video and branded entertainment channels for businesses and consumers. Through its proprietary “Loop Player” for businesses and interactive mobile and TV apps for consumers, Loop Media is the only company in the U.S. licensed to stream music videos directly to consumers and venues out-of-home (“OOH”).

Loop Media’s digital video content reaches thousands of OOH locations including hotels, bars/restaurants, office buildings and retail businesses, as well as millions of consumers in the U.S., Canada and Latin America through its apps for iOS, Android and Huawei, as well as connected TVs and Smart TVs. These TV platforms include Amazon Fire TV, Android TV, AT&T TV, Hisense, JVC, LG, Philips, Roku, Sharp, Sony, Toshiba, VIZIO and free ad-supported TV platforms TIVO+, Plex, DistroTV, and GSTV.

Loop is fueled by one of the largest and most important libraries that includes music videos, movie trailers and live performances. Loop’s non-music channels cover a multitude of genres and moods and include movie trailers, sports highlights, lifestyle and travel videos, viral videos and more. The Loop Media consumer apps allow users to create their own playlists or “Loops,” and share them live with interactive watch parties. Loop Media’s streaming services generate revenue from advertising, sponsorships, integrated marketing and branded content from free-ad-supported-television (“FAST”) and from subscription offerings.

Download the Loop Media app by searching “Loop Media” on your Smart TV's app store or opening loop.tv/app on your mobile device. To learn more about Loop Media products and applications, please visit us online at Loop.tv

Follow us on social:

Instagram - @looptvofficial (consumer), @looptvbiz (business) Twitter - @looptvofficial (consumer), @looptvbiz (business) LinkedIn - https://www.linkedin.com/company/looptv/

Safe Harbor Statement and Disclaimer

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, Loop Media’s ability to compete in the highly competitive markets in which it operates, statements regarding Loop Media’s ability to develop talent and attract future talent, the success of strategic actions Loop Media is taking, and the impact of strategic transactions. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including "will," "may," "expects," "projects," "anticipates," "plans," "believes," "estimate," "should," and certain of the other foregoing statements may be deemed forward-looking statements. Although Loop Media believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. Loop Media takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by Loop Media. Loop Media’s Securities and Exchange Commission filings are available at HTTP://www.sec.gov.

MEDIA CONTACT

Jon L Phillips

Loop@CMWMedia.com